Exhibit 99.1

Alpine Immune Sciences Reports First Quarter 2024 Financial Results
SEATTLE, Washington - May 9, 2024 - Alpine Immune Sciences, Inc. (NASDAQ: ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for autoimmune and inflammatory diseases, today reported financial results for the first quarter ended March 31, 2024.
On April 10, 2024, Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) and Alpine announced that the companies had entered into a definitive agreement under which Vertex will acquire Alpine for $65 per share in cash. The transaction was unanimously approved by both the Vertex and Alpine Boards of Directors and is anticipated to close in the second quarter of 2024.
First Quarter 2024 Financial Results
Cash Position and Runway: As of March 31, 2024, Alpine's cash and investments totaled $362.4 million compared to $368.2 million as of December 31, 2023. The Company anticipates its current cash and investments are sufficient to fund planned operations into 2026.
Collaboration Revenue: For the three months ended March 31, 2024, collaboration revenue was $7.0 million compared to $9.4 million for the same period in 2023. The decrease in collaboration revenue relates primarily to a $1.8 million decrease in Amgen revenue, due to work progressing simultaneously during the 2023 period on our second Research Program, which was completed in 2023, as well as on our first Research Program, which as of March 31, 2024, was also nearing completion. AbbVie revenue decreased by $0.2 million primarily due to lower contributed employee hours. All services related to our Adaptimmune collaboration were completed by June 2023.
Research and Development Expense: For the three months ended March 31, 2024, research and development expense, inclusive of non-cash expenses, was $22.5 million compared to $19.6 million for the same period in 2023. The increase of $2.9 million was driven by an $4.8 million increase in povetacicept costs, primarily related to higher clinical trial, process development and manufacturing costs as we continue our RUBY studies, and a $1.6 million increase in personnel costs. This increase was partially offset by a $2.7 million decrease in acazicolcept costs, which was primarily due to decreased manufacturing costs during the 2024 period, and a $1.4 million decrease in davoceticept costs, which was due to study closeout following the voluntary termination of enrollment in our NEON-1 and NEON-2 clinical studies in October 2022.
General and Administrative Expense: For the three months ended March 31, 2024, general and administrative expense, inclusive of non-cash expenses, was $7.3 million compared to $5.4 million for the same period in 2023. The increase of $1.9 million was primarily attributable to increases in personnel costs and professional services.
Net Loss: Net loss for the three months ended March 31, 2024, was $17.9 million compared to $13.3 million for the same period in 2023.

Alpine Immune Sciences, Inc.
Selected Condensed Consolidated Balance Sheet Data
(In thousands)	March 31, 2024	December 31, 2023
	(unaudited)
Cash and cash equivalents	$33,015	$43,921
Short-term investments	272,646	283,491
Total current assets	308,251	330,034
Long-term investments	56,453	40,556
Total assets	373,646	379,852
Total current liabilities	32,238	41,980
Total stockholders’ equity	332,703	327,941
Total liabilities and stockholders’ equity	373,646	379,852

Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended March 31,
	2024	2023
	(unaudited)
Collaboration revenue	$7,032	$9,387
Operating expenses:
Research and development	22,457	19,581
General and administrative	7,271	5,398
Total operating expenses	29,728	24,979
Loss from operations	(22,696)	(15,592)
Other income (expense):
Interest income	4,781	2,418
Interest expense	—	(70)
Other, net	(3)	(22)
Net loss	$(17,918)	$(13,266)
Comprehensive income (loss):
Unrealized (loss) gain on investments	(551)	745
Unrealized loss on foreign currency translation	(109)	(31)
Comprehensive loss	$(18,578)	$(12,552)
Weighted-average shares used to compute basic and diluted net loss per share	64,033,018	47,568,149
Basic and diluted net loss per share	$(0.28)	$(0.28)

About Alpine Immune Sciences
Alpine Immune Sciences is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on X and LinkedIn.

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements related to Vertex, Alpine and the proposed acquisition of Alpine by Vertex (the “Transaction”) that are subject to risks, uncertainties and other factors. While Vertex believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the beliefs of Alpine and Vertex only as of the date of this communication, and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management teams. Forward-looking statements are not purely historical and may be accompanied by words such as “anticipates,” “may,” “forecasts,” “expects,” “intends,” “plans,” “potentially,” “believes,” “seeks,” “estimates,” and other words and terms of similar meaning. Such statements may relate to: the ability of Vertex to advance Alpine’s platform technology and potential therapies, such as povetacicept, on a timely basis; filings and approvals relating to the Transaction; the expected timing of the completion of the Transaction; the ability to complete the Transaction considering the various closing conditions; difficulties or unanticipated expenses in connection with integrating the companies; and any assumptions underlying any of the foregoing.
Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the Transaction; uncertainties as to how many of Alpine’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the Transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; the effects of the Transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; that Vertex may not realize the potential benefits of the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; Transaction costs; and actual or contingent liabilities related to the Transaction. In addition, the product candidates being developed by Alpine are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these product candidates will be commercially successful. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect Vertex’s and Alpine’s businesses, particularly those risks listed under the heading “Risk Factors” and the other cautionary factors discussed in the parties’ periodic reports filed with the Securities and Exchange Commission (the “SEC”), including Vertex’s annual report on Form 10-K for the year ended December 31, 2023, and its quarterly reports on Form 10-Q and current reports on Form 8-K, and Alpine’s annual report on Form 10-K for the year ended December 31, 2023, and its quarterly reports on Form 10-Q and current reports on Form 8-K, as well as the Solicitation/Recommendation Statement filed by Alpine and the Tender Offer Materials filed by Vertex and Adams Merger Sub, Inc., a direct wholly owned subsidiary of Vertex, all of which are available for free on the SEC’s website at www.sec.gov. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to Vertex and Alpine, and Vertex and Alpine disclaim any obligation to update the information contained in this communication as new information becomes available, except as required by law.
Additional Information and Where to Find It
In connection with the proposed acquisition of Alpine, Vertex caused its acquisition subsidiary to commence a tender offer for all the issued and outstanding shares of common stock of Alpine. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Alpine, nor is it a substitute for any tender offer materials that Vertex or Alpine filed with the SEC. Vertex has filed with the SEC a Tender Offer Statement on Schedule TO which includes an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents (together, the “Tender Offer Materials”), and Alpine has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with respect to the tender offer. ALPINE’S SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION

STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Tender Offer Materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained free of charge under the “Investors” section of Vertex’s website at https://investors.vrtx.com/financial-information/sec-filings or by contacting Vertex by phone at (617) 341-6108 or by email at InvestorInfo@vrtx.com, or by directing requests for such materials to the information agent for the offer, which will be named in the Tender Offer Materials. In addition to the Tender Offer Materials and the Solicitation/Recommendation Statement, Alpine and Vertex file periodic reports and other information with the SEC. Vertex’s and Alpine’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov and their respective investor relations websites at the addresses above.

Source: Alpine Immune Sciences, Inc.

Investor and Media Contact:
Alpine Immune Sciences, Inc.
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